Exhibit 99.6

NEWS RELEASE

BRISTOW RESUMES OPERATIONS AT NIGERIA

NIGERIA, (August 14, 2015) – Bristow Helicopters (Nigeria) Limited today confirmed that it is conducting an enhanced inspection review of its S-76 fleet and with the full endorsement of the regulatory authorities, has resumed flying those aircraft that have been inspected.

Bristow’s Regional Director Africa, Duncan Moore. “We would wish to reiterate our appreciation for the help, support and understanding we have received from the NCAA, the AIB, our clients and other industry stakeholders during this very difficult period.”

Bristow continues to cooperate fully with the AIB on the ongoing investigation and has recovered the aircraft that was involved in an accident in Lagos on August 12, 2015. The aircraft, a Sikorsky S76 C+, was certificated to carry 12 passengers plus two crew members. Bristow operated the aircraft configured for 10 passengers and two crew members.

About Bristow Helicopters (Nigeria) Limited

Bristow Helicopters (Nigeria) Limited provides aviation services to the offshore energy industry, serving major integrated offshore energy companies in Africa’s oil and gas industry. With headquarters located in Lagos, Nigeria, Bristow Group’s Africa region comprises operations in Nigeria and Ghana.

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Media inquiries contact:

Tunji Olugbodi

Verdant Zeal

Phone: 234-802-290-6999

E-mail: tunjiolugbodi@gmail.com

Julie King

External Communications

Bristow Group

Phone: 832-551-9814

E-mail: julie.king@bristowgroup.com